Exhibit 99.1

Liberty Broadband Corporation Announces Record Date and Distribution Date for Spin-Off of GCI Liberty, Inc.

ENGLEWOOD, Colo., June 20, 2025—(BUSINESS WIRE)—Liberty Broadband Corporation (“Liberty Broadband”) (Nasdaq: LBRDA, LBRDK, LBRDP) announced today that, in connection with the upcoming spin-off (the “Spin-Off”) of its wholly owned subsidiary, GCI Liberty, Inc. (“GCI Liberty”), its Board of Directors has declared a record date of 5:00 p.m., New York City time, on June 30, 2025 (such date and time, the “Record Date”) for the distribution (the “Distribution”) of the GCI Group common stock (as defined below) and set a distribution date of 4:30 p.m., New York City time, on July 14, 2025 for the completion of the Spin-Off (such date and time, as amended, the “Distribution Date”).

In the Spin-Off, if all conditions to the Distribution are satisfied or, if permitted, waived as of the Distribution Date, Liberty Broadband will distribute 0.20 of a share of GCI Liberty’s Series A GCI Group common stock, Series B GCI Group common stock and Series C GCI Group common stock (collectively, the “GCI Group common stock”) for each whole share of the corresponding series of Liberty Broadband common stock held as of the Record Date by the holder thereof. Cash (with no interest) will be paid in lieu of fractional shares of GCI Group common stock. Immediately following the Spin-Off, GCI Liberty will be an independent publicly traded company and its businesses, assets and liabilities will initially consist of 100% of the outstanding equity interests in GCI, LLC (“GCI”) and its subsidiaries.

The completion of the Spin-Off remains subject to satisfaction or, if permitted, waiver of certain conditions, including the receipt of the Regulatory Commission of Alaska’s final order approving the transfer of an indirect controlling interest in the GCI Liberty licensee subsidiaries, which Liberty Broadband expects to receive by June 27, 2025. If the conditions to the Distribution are not satisfied or, if permitted, waived by the expected Distribution Date, then Liberty Broadband may defer the Distribution Date. If the Distribution Date is deferred, Liberty Broadband intends to promptly issue a press release and file a Current Report on Form 8-K to report such event.

Trading Information

Liberty Broadband expects that the shares of Series A GCI Group common stock and Series C GCI Group common stock will be listed on the Nasdaq Global Select Market under the ticker symbols “GLIBA” and “GLIBK,” respectively, and that the shares of Series B GCI Group common stock will be quoted on the OTC Markets under the symbol “GLIBB,” in each case, beginning on July 15, 2025. There is no current trading market for GCI Group common stock, although Liberty Broadband expects that a limited market, commonly known as a “when-issued” trading market, will develop on or shortly before the Record Date, and that “regular-way” trading of GCI Group common stock will begin on the first trading day after the Distribution is completed. Following the Distribution, the number and series of shares of Liberty Broadband common stock owned by holders thereof will not change as a result of the Distribution, and Liberty Broadband Series A common stock and Liberty Broadband Series C common stock will continue to trade on the Nasdaq Global Select Market under the symbols “LBRDA” and “LBRDK,” respectively, and Liberty Broadband Series B common stock will continue to be quoted on the OTC Markets under the symbol “LBRDB,” in each case, unless and until the acquisition of Liberty Broadband by Charter Communications, Inc. (“Charter”) is consummated.

Additional information regarding the Spin-Off is available on Liberty Broadband’s Investor Relations site, specifically the presentation entitled “2025 GCI Liberty Investor Conference Call Addendum,” which can be accessed at the following URL: https://www.libertybroadband.com/investors/news-events/presentations.

Forward-Looking Statements

This communication includes certain forward-looking statements within the meaning the Private Securities Litigation Reform Act of 1995, including certain statements relating to the proposed timing of the Spin-Off of GCI Liberty, the listing of the GCI Group common stock and other matters that are not historical facts. All statements other than statements of historical fact are “forward looking statements” for purposes of federal and state securities laws. These forward-looking statements generally can be identified by phrases such as “possible,” “potential,” “intends” or “expects” or other words or phrases of similar import or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” or “could,” or similar variations. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, Liberty Broadband’s ability to satisfy the conditions to the Spin-Off and the development of a trading market for the GCI Group common stock. These forward-looking statements speak only as of the date of this communication, and Liberty Broadband and GCI Liberty expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Broadband’s or GCI Liberty’s expectations with regard thereto or any change of events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty Broadband and GCI Liberty, including the registration statement relating to the Spin-Off of GCI Liberty, and Liberty Broadband’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as such risk factors may be amended, supplemented or superseded from time to time by other reports Liberty Broadband or GCI Liberty subsequently files with the SEC, for additional information about Liberty Broadband, GCI Liberty and the risks and uncertainties related to Liberty Broadband’s and GCI Liberty’s businesses which may affect the statements made in this communication.

About Liberty Broadband Corporation

Liberty Broadband Corporation (Nasdaq: LBRDA, LBRDK, LBRDP) operates and owns interests in a broad range of communications businesses. Liberty Broadband’s principal assets consist of its interest in Charter and its subsidiary GCI. GCI provides data, mobile, video, voice and managed services to consumer, business, government and carrier customers throughout Alaska, serving more than 200 communities. The company has invested $4.7 billion in its Alaska network and facilities over the past 45 years. Through a combination of ambitious network initiatives, GCI continues to expand and strengthen its statewide network infrastructure to deliver the best possible connectivity to its customers and close the digital divide in Alaska.

Contact for Liberty Broadband Corporation

Shane Kleinstein, 720-875-5432